Exhibit 99.1
1 Fountain Square Chattanooga, TN 37402 www.unum.com

news	FOR IMMEDIATE RELEASE
	Contact	Thomas A. H. White 423 294 8996

Unum Group Reports Fourth Quarter 2009 Results
Favorable Operating Trends and Solid Capital Position Maintained

CHATTANOOGA, Tenn. (February 2, 2010) – Unum Group (NYSE: UNM) today reported net income of $199.4 million ($0.60 per diluted common share) for the fourth quarter of 2009, compared to net income of $41.8 million ($0.13 per diluted common share) for the fourth quarter of 2008.

Included in the results for the fourth quarter of 2009 are net realized after-tax investment losses of $18.9 million ($0.06 per diluted common share), compared to $167.6 million ($0.50 per diluted common share) in the fourth quarter of 2008. Net realized after-tax investment losses for the fourth quarter of 2009 include an after-tax gain of $22.7 million resulting from changes in the fair value of an embedded derivative in a modified coinsurance contract, compared to an after-tax loss of $120.1 million in the fourth quarter of 2008. Also included in net realized after-tax investment losses for the fourth quarter of 2009 is a net realized after-tax investment loss of $41.6 million related to sales and write-downs of investments, compared to $47.5 million in the fourth quarter of 2008.

Adjusting for these items, income on an after-tax basis was $218.3 million ($0.66 per diluted common share) in the fourth quarter of 2009, compared to $209.4 million ($0.63 per diluted common share) in the fourth quarter of 2008.

“The Company had another solid quarter and we closed the year well positioned for the year ahead,” said Thomas R. Watjen, president and chief executive officer.  “While we believe that the general business and economic environment will continue to pose challenges, the actions we have taken the past several years have positioned us well and provide us with significant operating and financial flexibility.”

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

RESULTS BY SEGMENT

In the following discussions of the Company’s operating segment results, “operating revenue” excludes net realized investment gains and losses.  “Operating income” or “operating loss” excludes income tax and net realized investment gains and losses.

Unum US Segment

           Unum US reported operating income of $203.0 million in the fourth quarter of 2009, an increase of 11.2 percent from $182.6 million in the fourth quarter of 2008. Premium income for the segment declined 3.1 percent to $1,207.9 million in the fourth quarter of 2009; premium income in the fourth quarter of 2008 was $1,246.6 million.

Within the Unum US operating segment, the group disability line of business reported operating income of $72.6 million in the fourth quarter of 2009, compared to operating income of $59.7 million in the fourth quarter of 2008.  The benefit ratio for the fourth quarter of 2009 was 84.6 percent compared to 88.7 percent in the fourth quarter of 2008, reflecting a generally consistent rate of claim recoveries and net favorable claims experience in the group long-term disability line of business as compared to the fourth quarter 2008. Premium income in group disability declined 5.9 percent to $535.6 million in the fourth quarter of 2009, compared to $569.2 million in the fourth quarter of 2008. Increased competition, along with soft economic conditions and the Company’s ongoing commitment to disciplined pricing, renewals, and risk selection, were contributing factors to the decline in the current premium. Sales of fully insured group long-term disability products in the fourth quarter of 2009 decreased 2.6 percent to $75.4 million, compared to $77.4 million in the fourth quarter of 2008. Sales of fully insured group short-term disability products increased 12.3 percent to $34.8 million in the fourth quarter of 2009, compared to $31.0 million in the fourth quarter of 2008.  Premium persistency in the group long-term disability line of business was 86.9 percent in 2009, compared to 87.8 percent in 2008. Case persistency for this line was 87.4 percent in 2009, compared to 89.2 percent in 2008. Premium persistency in the group short-term disability line of business was 86.8 percent in 2009, compared to 82.1 percent in 2008. Case persistency for the short-term disability line was 86.5 percent in 2009, compared to 88.2 percent in 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

The group life and accidental death and dismemberment line of business reported a 5.2 percent decrease in operating income to $47.7 million in the fourth quarter of 2009, compared to $50.3 million in the fourth quarter of 2008. Premium income for this line of business declined 2.6 percent to $289.4 million in the fourth quarter of 2009, compared to $297.1 million in the fourth quarter of 2008, due to the same conditions affecting group disability premium income.  Sales of group life and accidental death and dismemberment products declined 8.2 percent in the fourth quarter of 2009 to $84.3 million from $91.8 million in the fourth quarter of 2008. Premium persistency in the group life line of business was 86.9 percent in 2009, compared to 83.8 percent in 2008. Case persistency in the group life line of business for 2009 was 87.2 percent compared to 89.1 percent in 2008.

The Unum US supplemental and voluntary lines of business reported a 13.9 percent increase in operating income to $82.7 million in the fourth quarter of 2009, compared to $72.6 million in the fourth quarter of 2008.  Premium income for supplemental and voluntary lines increased 0.7 percent to $382.9 million in the fourth quarter of 2009, compared to $380.3 million in the fourth quarter of 2008.  Relative to the fourth quarter of 2008, sales in the voluntary benefits line of business increased 12.6 percent in the fourth quarter of 2009, sales in the individual disability – recently issued line decreased 10.4 percent, and group long-term care sales decreased 28.0 percent.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Unum UK Segment

Unum UK reported operating income of $61.3 million in the fourth quarter of 2009, an increase of 12.3 percent from $54.6 million in the fourth quarter of 2008.  Results for the quarter, when translated into dollars, benefitted from the exchange rate of the dollar to British pound sterling.  In local currency, operating income for the fourth quarter of 2009 increased 8.7 percent, to £37.6 million from £34.6 million in the fourth quarter of 2008.

The benefit ratio in the fourth quarter 2009 was 59.6 percent, compared to 63.0 percent in the comparable quarter in 2008. The lower benefit ratio for the current quarter reflects net favorable claims experience in the group long-term disability line, which was partially offset by higher paid claims in the group life line.  Premium income decreased 1.3 percent to $180.0 million in the fourth quarter of 2009, compared to $182.3 million in the fourth quarter of 2008.  In local currency, premium income decreased 4.8 percent to £110.2 million in the fourth quarter of 2009, compared to £115.8 million in the fourth quarter of 2008. Premium persistency in the group long-term disability line of business was 88.6 percent in 2009, compared to 87.4 percent in 2008. Premium persistency in the group life line of business was 80.1 percent in 2009, compared to 74.9 percent in 2008. Sales increased 55.6 percent to $42.0 million in the fourth quarter of 2009, compared to $27.0 million in the fourth quarter of 2008, aided in part by the exit of another large insurance provider from the U.K. group risk market.  In local currency, sales for the fourth quarter of 2009 increased 47.7 percent to £25.7 million, compared to £17.4 million in the fourth quarter of 2008.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

Colonial Life Segment

Colonial Life reported a 3.0 percent increase in operating income to $68.3 million in the fourth quarter of 2009, compared to $66.3 million in the fourth quarter of 2008.  The benefit ratio in the fourth quarter of 2009 was 48.5 percent, compared to 48.3 percent for the same period in 2008.  The benefit ratio in the accident, sickness, and disability line was slightly lower in the fourth quarter of 2009 relative to the year ago quarter, while the benefit ratios in the life and cancer and critical illness lines were both higher than the year ago quarter due to higher claims experience.  Premium income for the fourth quarter of 2009 increased 3.3 percent to $257.4 million, compared to $249.1 million in the fourth quarter of 2008.  Sales increased 3.7 percent to $119.7 million in the fourth quarter of 2009 from $115.4 million in the fourth quarter of 2008, driven primarily by a strong level of sales in the public sector market.  New accounts increased 17.9 percent in the fourth quarter of 2009 compared to the fourth quarter of 2008, and average weekly producers increased 7.9 percent compared to the fourth quarter of 2008.

Individual Disability – Closed Block Segment

The Individual Disability – Closed Block segment reported operating income of $5.8 million in the fourth quarter of 2009, compared to $7.1 million in the fourth quarter of 2008.  The interest adjusted loss ratio for the segment was 81.6 percent in the fourth quarter of 2009, compared to 82.6 percent in the fourth quarter of 2008.  Risk results in this segment remained generally consistent with the trends of the past several quarters.

Corporate and Other Segment

The Corporate and Other segment reported an operating loss of $16.6 million in the fourth quarter 2009, compared to $0.4 million in the fourth quarter of 2008, primarily due to higher interest expense as well as an increase in pension costs.  The fourth quarter of 2008 also included $7.6 million of other income related to a refund of interest primarily attributable to prior tax years.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

OTHER INFORMATION

Capital Management

At the end of the fourth quarter of 2009, combined risk-based capital for the traditional US insurance companies was approximately 382 percent; leverage was 20.5 percent; and holding company capital equaled $915 million.

Leverage is measured as total debt to total capital, which the Company defines as total long-term and short-term debt plus stockholders’ equity, excluding the net unrealized gain or loss on securities and the net gain or loss on cash flow hedges.  Leverage also excludes the non-recourse debt and associated capital of Tailwind Holdings, LLC and Northwind Holdings, LLC.

Shares Outstanding

The Company’s average number of shares (000s) outstanding, assuming dilution was 332,998.5 for the fourth quarter of 2009, compared to 330,981.5 for the fourth quarter of 2008.

Book Value

Book value per common share as of December 31, 2009 was $25.62 compared to $19.32 at December 31, 2008.

OUTLOOK

The Company is maintaining its previously stated outlook for full year 2010 and anticipates operating earnings growth for the year to be in a range of four percent to six percent.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

NON-GAAP RECONCILIATION

The Company analyzes its performance using non-GAAP financial measures which exclude certain items and the related tax thereon from net income.  The Company believes operating income or loss, excluding realized investment gains and losses, which are recurring, is a better performance measure and a better indicator of the profitability and underlying trends in its business.  Realized investment gains and losses are primarily dependent on market conditions and general economic events and are not necessarily related to decisions regarding the Company’s underlying business.  The Company believes leverage excluding the non-recourse debt as well as unrealized gains and losses on securities and the net gain or loss on cash flow hedges, which also tend to fluctuate depending on market conditions and general economic trends, is an important measure.  For reconciliation to the most directly comparable GAAP measures, refer to the attached digest of earnings.

CONFERENCE CALL INFORMATION

Members of Unum Group senior management will host a conference call on Wednesday, February 3, 2010 at 10:00 A.M. (Eastern Time) to discuss the results of operations for the fourth quarter.  Topics may include forward-looking information such as the Company’s outlook on future results, trends in operations, and other material information.

The dial-in number for the conference call is (888) 797-2994 for U.S. and Canada.  For International, the dial-in number is (913) 312-0828.  A live webcast of the call will also be available at www.investors.unum.com in a listen-only mode.  It is recommended that webcast viewers access the “Investors” section of the Company’s website and opt-in to the webcast fifteen minutes prior to the start of the call.  A replay of the call will be available by telephone and on the Company’s website through Wednesday, February 10, 2010.

In conjunction with today’s earnings announcement, the Company’s Statistical Supplement for the fourth quarter of 2009 is available on the “Investors” section of the Company’s website.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of disability insurance products in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts, such as the Company's earnings outlook, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are made based on management's expectations, plans, and beliefs concerning future developments.  These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements.  These risks and uncertainties include such matters as (1) unfavorable economic or business conditions, both domestic and foreign, including the continued financial market disruption; (2) investment results, including but not limited to, realized investment losses resulting from impairments that differ from our assumptions and historical experience; (3) rating agency actions, state insurance department market conduct examinations and other inquiries, other governmental investigations and actions, and negative media attention; (4) changes in interest rates, credit spreads, and securities prices; (5) currency exchange rates; (6) changes in our financial strength and credit ratings; (7) changes in claim incidence and recovery rates due to, among other factors, the rate of unemployment and consumer confidence, the emergence of new diseases, epidemics, or pandemics, new trends and developments in medical treatments, and the effectiveness of claims management operations; (8) increased competition from other insurers and financial services companies due to industry consolidation or other factors; (9) legislative, regulatory, or tax changes, both domestic and foreign, including the effect of potential legislation and increased regulation in the current political environment; (10) effectiveness of our risk management program; (11) the level and results of litigation; (12) effectiveness in supporting new product offerings and providing customer service; (13) actual experience in pricing, underwriting, and reserving that deviates from our assumptions; (14) lower than projected persistency and lower sales growth; (15) fluctuation in insurance reserve liabilities; (16) ability and willingness of reinsurers to meet their obligations; (17) changes in assumptions related to intangible assets such as deferred acquisition costs, value of business acquired, and goodwill; (18) ability of our subsidiaries to pay dividends as a result of regulatory restrictions; (19) events or consequences relating to terrorism and acts of war, both domestic and foreign; (20) changes in accounting standards, practices, or policies; and (21) ability to recover our systems and information in the event of a disaster or unanticipated event.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

For further information about risks and uncertainties that could affect actual results, see the Company's filings with the Securities and Exchange Commission, including information in the sections titled "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any subsequently filed Forms 10-Q.  The forward-looking statements in this press release are being made as of the date of this press release, and the Company expressly disclaims any obligation to update or revise any forward-looking statement contained herein, even if made available on our website or otherwise.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

DIGEST OF EARNINGS
(Unaudited)
Unum Group (UNM:NYSE)
and Subsidiaries

($ in millions, except share data)	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008

Operating Revenue by Segment	$2,522.5	$2,581.4	$10,079.3	$10,448.2
Net Realized Investment Gain (Loss)	(25.9)	(257.7)	11.7	(465.9)
Total Revenue	$2,496.6	$2,323.7	$10,091.0	$9,982.3

Operating Income by Segment	$321.8	$310.2	$1,280.6	$1,289.9
Net Realized Investment Gain (Loss)	(25.9)	(257.7)	11.7	(465.9)
Income Tax	96.5	10.7	439.7	270.8
Net Income	$199.4	$41.8	$852.6	$553.2

PER SHARE INFORMATION

Net Income Per Common Share
Basic	$0.60	$0.13	$2.57	$1.62
Assuming Dilution	$0.60	$0.13	$2.57	$1.62

Weighted Average Common Shares - Basic (000s)	331,672.8	330,846.0	331,266.2	341,022.8
Weighted Average Common Shares - Assuming Dilution (000s)	332,998.5	330,981.5	332,136.2	341,560.3

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31
	2009		2008
	(in millions)	per share *	(in millions)	per share *

After-tax Operating Income	$218.3	$0.66	$209.4	$0.63
Net Realized Investment Loss, Net of Tax	(18.9)	(0.06)	(167.6)	(0.50)
Net Income	$199.4	$0.60	$41.8	$0.13

* Assuming Dilution

	December 31
	2009		2008
	(in millions)	per share	(in millions)	per share

Total Stockholders' Equity (Book Value)	$8,500.1	$25.62	$6,397.9	$19.32
Net Unrealized Gain (Loss) on Securities	379.6	1.14	(832.6)	(2.51)
Net Gain on Cash Flow Hedges	370.8	1.12	458.5	1.38
Subtotal	7,749.7	23.36	6,772.0	20.45
Foreign Currency Translation Adjustment	(78.7)	(0.24)	(177.6)	(0.54)
Unrecognized Pension and Postretirement Benefit Costs	(330.7)	(0.99)	(406.5)	(1.23)
Total Stockholders' Equity, As Adjusted	$8,159.1	$24.59	$7,356.1	$22.22

	December 31
	2009
	(in millions)

Debt, As Reported	$2,549.6
Exclude Non-recourse Debt	785.2
Debt, As Adjusted	$1,764.4

Total Stockholders' Equity, As Reported	$8,500.1
Exclude Net Unrealized Gain on Securities and Net Gain on
Cash Flow Hedges	750.4
Exclude Northwind and Tailwind Capital	907.0
	6,842.7
Debt, As Adjusted	1,764.4
Total Capital, As Adjusted	$8,607.1

Debt to Capital Ratio	20.5%

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.